Exhibit 5.1
OPINION OF COUNSEL
Snell & Wilmer L.L.P.
600 Anton Boulevard
Suite 1400
Costa Mesa, California 92626-7689
TELEPHONE: (714) 427-7000
FACSIMILE: (714) 427-7799
October 4, 2011
CryoPort, Inc.
20382 Barents Sea Circle
Lake Forest, California 92630

Re:	Registration Statement on Form S-8 CryoPort, Inc., Common Stock, $0.001 par value per share
Ladies and Gentlemen:
We have acted as special Nevada counsel to CryoPort, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to an aggregate of 2,300,000 shares (collectively, the “Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”), reserved for issuance upon the exercise of stock options and other awards that may be granted under the Company’s 2011 Stock Incentive Plan (the “Plan”).
All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with this opinion, we have examined and relied upon the Company’s Amended and Restated Articles of Incorporation and Bylaws, each as amended and/or restated to date; the Registration Statement; pertinent records of the meetings of the directors and stockholders of the Company; and such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In addition, we have assumed and have not independently verified the accuracy as to factual matters of each document we have reviewed.
For purposes of rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of the documents described in the preceding paragraph and such other documents and records as we have deemed appropriate. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as certified, photostatic or other copies, and the legal competence of all signatories to such documents. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. It is understood that this opinion is to be used only in connection with the filing of the Registration Statement. We are opining only on the matters expressly set forth herein, and no opinion should be inferred as to any other matter.
The law covered by the opinions expressed herein is limited to the laws of the State of Nevada. We express no opinion herein as to the laws of any state, country or jurisdiction other than the laws of the State of Nevada. This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.
We assume that the appropriate action will be taken, prior to the offer and sale of the Shares being issued under and in accordance with the Plan to register and qualify such Shares for sale under all applicable state securities or “blue sky” laws.
Based on the foregoing, and the matters discussed below, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.
We are furnishing this opinion to the Company solely in connection with the Registration Statement, and it is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This opinion may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement in the context of issuing this opinion. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Snell & Wilmer L.L.P.
Snell & Wilmer L.L.P.